Exhibit 3.1

SAGARD PRIVATE INCOME FUND

ARTICLES OF CONVERSION

FROM A

DELAWARE STATUTORY TRUST

TO A

MARYLAND CORPORATION

SEPTEMBER 17, 2026

Sagard Private Income Fund, a Delaware statutory trust (the “Company”), hereby files these articles of conversion (these “Articles”) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) for the purposes of converting from a Delaware statutory trust to a Maryland corporation (the “Conversion”) under Section 3-903 of the Maryland General Corporation Law (the “MGCL”) and Section 3821 of the Delaware Statutory Trust Act (the “Act”) and certifies:

FIRST:	The Company is a Delaware statutory trust, formed by the filing of a Certificate of Trust with the Secretary of State of the State of Delaware on March 20, 2026. The name under which the Company was originally formed was “Sagard Private Income Fund”. The name of the Company immediately prior to the filing of these Articles is “Sagard Private Income Fund”.

SECOND:	The name of the Maryland corporation into which the Company shall be converted is “Sagard Private Income Fund Inc.” (the “Converted Entity”).

THIRD:	The Conversion has been approved in accordance with the provisions of Title 3, Subtitle 9 of the MGCL and in the manner and by the vote required by its governing document and the laws of the State of Delaware.

FOURTH:	The manner and basis of converting the outstanding number of units of beneficial interest in the trust estate, par value $0.01 per share, of the Company into shares of stock in the Converted Entity is as follows: Upon completion of the Conversion, all issued and outstanding common units of beneficial interest in the Company, if any, will be immediately converted into the same number of shares of common stock of the Converted Entity on a one-for-one basis and shall constitute 100% of the issued and outstanding stock of the Converted Entity.

FIFTH:	The Conversion is effective as of 12:02 a.m., ET on September 18, 2026.

SIXTH:	The undersigned acknowledges these Articles to be the act and deed of the Company and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of her knowledge, information and belief, these matters and facts relating to the Company are true in all material respects and that this statement is made under the penalties of perjury.

[Signature on Following Page]

IN WITNESS WHEREOF, these Articles have been duly executed on behalf of the Company as of the date first set forth above.

WITNESS:	SAGARD PRIVATE INCOME FUND

/s/ Christopher Millin	By: /s/ Puja Kumar
NAME: Christopher Millin	Name: Puja Kumar
Title: Chief Financial Officer	Title: Sole Trustee

Signature Page to Articles of Conversion of Sagard Private Income Fund